EXHIBIT 1

                             JOINT FILING AGREEMENT

     By this Agreement, the undersigned agree that this Statement on Schedule 13G being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the securities of iShares Inc. - MCSI United Kingdom Index Fund is being filed on behalf of each of us.

May 4, 2010
                                           PSAGOT INVESTMENT HOUSE LTD.


                                           /s/ Eli Bavly
                                           ----------------------------
                                           By: Eli Bavly
                                           Title: Vice President


                                           PSAGOT PROVIDENT FUNDS LTD.


                                           /s/ Shlomi Bracha
                                           ----------------------------
                                           By: Shlomi Bracha
                                           Title: Vice President - Investments


                                           PSAGOT SECURITIES LTD.


                                           /s/ Shay Yaron
                                           ----------------------------
                                           By: Shay Yaron
                                           Title: CEO